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                                                                   EXHIBIT 21
                                 DEERE & COMPANY
                          AND CONSOLIDATED SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT
                             As of October 31, 1997

Subsidiary companies of Deere & Company are listed below. Except where otherwise indicated, 100 percent of the voting securities of the companies named is owned directly or indirectly by Deere & Company.
                                                       Organized
                                                       under the
Name of subsidiary                                      laws of
------------------                                     ---------
Subsidiaries included in consolidated
  financial statements *
    John Deere Construction Equipment Company          Delaware
    John Deere Agricultural Holdings, Inc.             Delaware
    John Deere Construction Holdings, Inc.             Delaware
    John Deere Lawn and Grounds Care Holdings, Inc.    Delaware
    John Deere Turf Care, Inc.                         Delaware
    John Deere Commercial Worksite Products, Inc.      Tennessee
    John Deere Limited                                 Canada
    John Deere - Lanz Verwaltungs A.G. (99.9% owned)   Germany
    John Deere S.A.                                    France
    John Deere Iberica S.A.                            Spain
    John Deere Intercontinental GmbH (Germany)         Germany
    Chamberlain Holdings Limited (Australia)           Australia
    John Deere Limited Australia                       Australia
    John Deere Power Products, Inc.                    Tennessee
    John Deere Foreign Sales Corporation Limited       Jamaica
    John Deere Credit Company                          Delaware
    John Deere Capital Corporation                     Delaware
    John Deere Credit Inc.                             Canada
    John Deere Receivables, Inc.                       Nevada
    John Deere Funding Corporation                     Nevada
    Deere Receivables Corporation                      Nevada
    Deere Credit, Inc.                                 Delaware
    Deere Credit Services, Inc.                        Delaware
    Arrendadora John Deere S.A. de C.V. (99.9% owned)  Mexico
    John Deere Insurance Group, Inc.                   Delaware
    John Deere Insurance Company of Canada             Canada
    Rock River Insurance Company                       Illinois
    John Deere Insurance Company                       Illinois
    John Deere Casualty Company                        Illinois
    John Deere Health Care, Inc.                       Delaware
    Heritage National Healthplan of Tennessee, Inc.    Tennessee
    John Deere Healthcare of Georgia, Inc.             Georgia
    John Deere Family Healthplan, Inc.                 Illinois

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* Thirty-five consolidated subsidiaries and sixteen
unconsolidated affiliates whose names are omitted, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.






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